UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

Catcha Investment Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40061	98-1574476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Raffles Place #06-01, Bharat Building, Singapore	048617
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6829-2294

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	CHAA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on August 3, 2023, Catcha Investment Corp (“Catcha”), a Cayman Islands exempted company limited by shares, entered into a Business Combination Agreement (as amended on October 2, 2023 and on January 31, 2024, the “Business Combination Agreement”) with Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway, Crown LNG Holdings Limited, a private limited company incorporated under the laws of Jersey, Channel Islands, and CGT Merge II Limited, a Cayman Islands exempted company limited by shares. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given them in the Business Combination Agreement.

On February 16, 2024, the parties to the Business Combination Agreement entered into that certain amendment to the Business Combination Agreement (the “Amendment”) pursuant to which (i) the parties agreed to extend the date on which the Business Combination Agreement may be terminated by the parties if the conditions to the Closing (as defined in the Business Combination Agreement) have not been satisfied or waived from February 17, 2024 to May 17, 2024 and (ii) Catcha agreed to waive its right under its amended and restated memorandum and articles of association to withdraw up to $100,000 of the interest earned on the funds held in the trust account established in connection with Catcha’s initial public offering (the “Trust Account”) to pay dissolution expenses in the event of the liquidation of the Trust Account.

In addition, at the extraordinary general meeting of Catcha’s shareholders (the “Extraordinary General Meeting”) which is described in more detail in Item 5.07 of this Current Report on Form 8-K, Catcha’s shareholders approved a proposal to amend the Investment Management Trust Agreement (the “Trust Agreement”), dated as of February 11, 2021, as amended on February 14, 2023, by and between Catcha and Continental Stock Transfer & Trust Company (“Continental”), to extend the date on which Continental must liquidate the Trust Account if Catcha has not completed its initial business combination, up to three times for one month each from February 17, 2024 to March 17, 2024, April 17, 2024 or May 17, 2024 (the “Trust Agreement Amendment”). On February 16, 2024, Catcha and Continental entered into the Trust Agreement Amendment.

The foregoing descriptions of the Amendment and the Trust Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the Amendment and the Trust Agreement Amendment, copies of which are attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2024, Catcha received a letter from the NYSE American LLC (“NYSE American” or the “Exchange”) stating that the staff of NYSE Regulation has determined to commence proceedings to delist Catcha’s Class A ordinary shares pursuant to Sections 119(b) and 119(f) of the NYSE American Company Guide because Catcha failed to consummate a business combination within 36 months of the effectiveness of its initial public offering registration statement, or such shorter period that Catcha specified in its registration statement. At this time, Catcha’s Class A ordinary shares have not been suspended and will continue to trade.

As indicated in the letter from NYSE American, Catcha has a right to a review of the delisting determination by a Committee of the Board of Directors of the Exchange, provided a written request for such review is requested no later than February 27, 2024. Catcha intends to make such a request.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holdings.

Catcha held the Extraordinary General Meeting at 9:00 a.m. Eastern Time on February 16, 2024 for the purposes of considering and voting upon:

•

The Extension Amendment Proposal – to consider and vote upon a proposal to approve a special resolution to amend Catcha’s amended and restated memorandum and articles of association to provide Catcha’s board of directors the ability to extend the date by which Catcha must (1) consummate an initial business combination, (2) cease its operations except for the purpose of winding up if it fails to complete such business combination, and (3) redeem all of Catcha’s Class A ordinary shares included as part of the units sold in Catcha’s initial public offering that was consummated on February 17, 2021 from February 17, 2024 up to three times by one month each to March 17, 2024, April 17, 2024, or May 17, 2024, which proposal was subject to the approval of the Trust Amendment Proposal which is described below.

•

The Trust Amendment Proposal – to consider and vote upon a proposal to approve a special resolution to amend the Trust Agreement pursuant to the Trust Agreement Amendment, to extend the date on which Continental must liquidate the Trust Account if Catcha has not completed its initial business combination, up to three times for one month each from February 17, 2024 to March 17, 2024, April 17, 2024, or May 17, 2024, which proposal is subject to the approval of the Extension Amendment Proposal.

•

The Adjournment Proposal – to consider and vote upon a proposal to approve an ordinary resolution to approve the adjournment of the Extraordinary General Meeting to a later date, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Extension Amendment Proposal or the Trust Amendment Proposal.

For more information on these proposals, please refer to Catcha’s proxy statement dated February 1, 2024, as amended and supplemented. As of the record date of January 16, 2024, there were a total of 9,714,859 ordinary shares issued and outstanding and entitled to vote at the Extraordinary General Meeting. Proxies were received for 8,551,953 ordinary shares, or approximately 88.03% of the shares issued and outstanding and entitled to vote at the Extraordinary General Meeting; therefore a quorum was present.

Shareholders voted to approve the Extension Amendment Proposal. The proposal received the following final voting results:

For	Against	Abstain
8,551,949	4	0

Shareholders voted to approve the Trust Amendment Proposal. The proposal received the following final voting results:

For	Against	Abstain
8,551,949	4	0

The Adjournment Proposal was not presented to the shareholders because there were sufficient votes to approve the Extension Amendment Proposal and the Trust Amendment Proposal.

In connection with the vote to approve the Extension Amendment Proposal and the Trust Amendment Proposal, the holders of 641,303 Class A ordinary shares of Catcha properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.29 per share, for an aggregate redemption amount of $7,241,003.85. As a result, following satisfaction of such redemptions, as of the date of this Current Report on Form 8-K, Catcha has 1,573,556 Class A ordinary shares outstanding and the balance in the Trust Account is approximately $17.8 million.

A copy of the Second Amendment to the Amended and Restated Memorandum and Articles of Association of Catcha as adopted on February 16, 2024 by special resolution of the shareholders is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

2.1	Amendment to Business Combination Agreement dated February 16, 2024

3.1	Second Amendment to the Amended and Restated Memorandum and Articles of Association of Catcha Investment Corp

10.1	Amendment No. 2 to the Investment Management Trust Agreement, dated February 16, 2024, by and between Catcha and Continental Stock Transfer & Trust Company, as trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catcha Investment Corp

By:	/s/ Patrick Grove
Name:	Patrick Grove
Title:	Chairman and Chief Executive Officer

Dated: February 23, 2024